SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2011
______________________

PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in Charter)

Nevada	333-163499	26-3024783
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

600 17th Street
Suite 2800 South
Denver, Colorado  80202
(Address of principal executive offices)

(303) 634-2239
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 11, 2011, Prospect Global (as defined below) filed a Current Report on Form 8-K reporting, among other things, that Prospect Global had completed a reverse merger transaction whereby Prospect Global acquired an operating subsidiary, old Prospect Global (as defined below).  Prospect Global is filing this Form 8-K/A to provide additional disclosures about this transaction and its old business and current operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements.  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.).  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

(a)	all references to “Prospect” or “Prospect Global” refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation.

(b)	all references to “old Prospect Global” refer to Prospect Global Resources Inc., a Delaware corporation.

(c)	all references to “we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refer collectively to Prospect and its subsidiaries old Prospect Global and American West Potash LLC.
(d)	all references to “Triangle” refer to Prospect Global prior to the merger, at which time its name was Triangle Castings, Inc.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

Item 1.01 Entry Into A Material Definitive Agreement

On February 11, 2011, Triangle entered into an agreement and plan of merger, also referred to herein as the merger agreement, with Triangle’s wholly-owned subsidiary Prospect Global Acquisition Inc., old Prospect Global and Denis M. Snyder.  Mr. Snyder was a majority stockholder of Triangle at the time.

Pursuant to the terms of the merger agreement, Triangle’s wholly-owned subsidiary Prospect Global Acquisition Inc. executed a reverse merger with and into old Prospect Global, with old Prospect Global surviving the merger.  The merger closed on February 11, 2011 and is more fully described in Item 2.01 of this current report, which description is incorporated in this Item 1.01 by reference.

The foregoing description of the merger agreement is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 to this current report and is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Merger

On February 11, 2011, Prospect completed the reverse merger transaction contemplated by the merger agreement whereby Triangle’s wholly-owned subsidiary Prospect Global Acquisition Inc., a merger entity formed for this transaction, merged with and into old Prospect Global, with old Prospect Global surviving the merger.  As a result, old Prospect Global became Triangle’s wholly-owned subsidiary and Triangle changed its name to Prospect Global Resources Inc.

The merger is treated as a reverse merger for financial accounting purposes.  Old Prospect Global has been treated as the acquirer for accounting purposes, whereas Prospect has been treated as the acquirer for legal purposes. Accordingly, the historical financial statements of Prospect (under its former name Triangle Castings, Inc.) before the merger will be replaced with the historical financial statements of old Prospect Global in all future filings with the Securities and Exchange Commission.

Before the merger, Triangle had 6,735,000 shares of common stock issued and outstanding, of which Denis M. Snyder held 5,000,000 shares.  Old Prospect Global had 19,405,305 shares of common stock issued and outstanding before the merger.  Old Prospect Global stockholders were predominantly the founding stockholders who were comprised of private institutions and individuals and more fully described in "Security Ownership Of Certain Beneficial Owners And Management And Principal Stockholders" below.  Upon completion of the merger and pursuant to the terms of the merger agreement:

•	the 5,000,000 shares of Triangle common stock held by Denis M. Snyder were cancelled for no consideration;

•
the remaining 1,735,000 shares of Triangle common stock issued and outstanding before the merger remain issued and outstanding after the merger; the merger did not cause any change in ownership of these shares;

•
each share of common stock of Prospect Global Acquisition Inc., Triangle’s then-wholly-owned merger entity, was converted into one share of common stock of old Prospect Global as the surviving corporation; and

•
each of the 19,405,305 shares of old Prospect Global common stock was converted into the right to receive one share of our common stock resulting in old Prospect Global's stockholders receiving one share of our common stock for each share of old Prospect Global's common stock.

The merger triggered the automatic conversion of $1,048,863 of principal amount of old Prospect Global’s convertible notes and $26,797 of corresponding accrued interest into 358,559 shares of old Prospect Global's shares of common stock, which, in turn, were converted into shares of our common stock upon the completion of the merger.  Upon completion of the merger, we had 21,498,864 shares of common stock issued and outstanding.

Additionally, upon completion of the merger and pursuant to the terms of the merger agreement, a warrant exercisable into shares of old Prospect Global common stock equal to 5% of old Prospect Global's issued and outstanding shares of common stock on a fully-diluted basis, dated August 5, 2010, issued by old Prospect Global to Buffalo Management LLC, was automatically converted into an identical warrant exercisable for the same amount of shares of our common stock.

Similarly, upon completion of the merger and pursuant to the terms of the merger agreement, a convertible secured promissory note in the principal amount of $2,000,000, dated January 24, 2011, issued by old Prospect Global to Dr. Richard Merkin was automatically converted into an identical convertible promissory note issued by us, convertible into shares of our common stock.  The material terms of this note are further described under the caption "Management's Discussion and Analysis or Plan of Operation – Liquidity and Capital Resources."

As described above, the aggregate consideration we paid for old Prospect Global consisted of:  (i) the issuance of 19,763,864 shares of our common stock to the former stockholders of old Prospect Global, (ii) the issuance of a warrant exercisable into shares of our common stock, and (iii) the assumption of $2,000,000 of old Prospect Global's debt.  The consideration was determined through negotiation with old Prospect Global's management and principal stockholders.

Upon completion of the merger, Triangle ceased its previous operations and changed its business plan to be consistent with old Prospect Global’s business, which involves the exploration, development and mining of natural resources which exhibit long term global demand strength and limited supply.  All current operations are conducted through old Prospect Global.  In connection with the change in business direction, we intend to explore and develop potash located in the Holbrook Basin of eastern Arizona.  Our initial asset is old Prospect Global's 50% ownership in and operational control of American West Potash LLC, a Delaware limited liability company (“AWP”), which owns or leases approximately 31,000 gross undeveloped acres in the Holbrook Basin of eastern Arizona on which it explores for potash.  We believe that a supply imbalance will exist not only in potash but also other commodities that are in limited supply, both domestically and in emerging and growing markets.

Pursuant to the terms of the merger agreement, upon completion of the merger, Prospect amended its articles of incorporation to change its name from "Triangle Castings, Inc." to "Prospect Global Resources Inc." to better reflect its new business plan.  The name change and other amendments to the articles of incorporation are more fully described in Section 5.03 of this current report.

As a further condition of the merger, Triangle’s officers and directors resigned effective immediately at the closing date.  Patrick L. Avery, J. Ari Swiller and Dr. Barry Munitz were appointed as Prospect’s new directors and Patrick L. Avery and Jonathan Bloomfield were appointed as Prospect’s new officers.

The execution of the merger agreement and the merger were approved by the respective board of directors and stockholders of each of Prospect Global and old Prospect Global by action by written consent.

Our new board of directors and management believe that we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the merger.  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon completion of the agreement and plan of merger, with such information reflecting the Company and its securities upon completion of the agreement and plan of merger.

BUSINESS

Overview of Our Business

We are an exploration stage company engaged in the exploration and mining of potash in the undeveloped Holbrook Basin of eastern Arizona.  In the 1960’s and 1970’s, Arkla Exploration Company, Duval Corporation and others drilled 135 core holes to delineate the potash resource in the basin.  However, to date the Holbrook Basin has not commercially produced potash.  We believe that potash, along with other global commodities, exhibits long term global demand strength and limited supply.  Instead of relying on the traditional supply push of manufacturing, whereby manufacturers push large quantities of standardized commodities into the market, we plan to capitalize upon the growing demand of these commodities in both developed and emerging markets.

The salt basins of the Holbrook Basin formed as a result of tectonic influence during the late Tertiary period and occur within the Permian Supai Salt Formation.  The Permian salts are underlain by mostly marine sediments. These units include Cambrian sandstone, Devonian dolomitic limestone, Mississippian limestone, and Pennsylvanian limestone and shale. The Pennsylvanian deposits may inter-finger with the directly overlying Supai Formation. The Supai consists of three units: a lower redbed unit; a middle unit of dolomite, limestone, and evaporite; and the upper unit of siliclastic deposits including limestone, dolomite, and the evaporite unit which contains the potash.  The potential mineralized zones are believed to be located at depths between 450 feet to 2,500 feet.

AWP, in which we own a 50% interest and which we operate, owns potash exploration permits on 42 Arizona state sections and eight private sections which covers approximately 31,000 acres.  The state leases contain five year terms, of which one lease expires in 2012, nine leases expire in 2013, 15 leases expire in 2014, and 17 leases expire in 2015.  The leases for the private sections expire in 2020.  As long as AWP performs exploration or development activity, it may extend the leases.  As the operator of AWP, we control all phases of the project which include but are not limited to capital spending, geological analysis, permitting, engineering, construction, mining and production.

In February 2011, AWP commenced the acquisition of over 50 miles of 2D seismic data and in the second quarter of 2011 plans to commence the drilling and coring of 10 to 14 holes.  The results from the seismic data and the drilling will help delineate the potash resource potential on our acreage.  Due to the relatively shallow depth, year-round warm weather, and high rates of recovery associated with conventional mining as opposed to solution mining, AWP intends to conventionally mine the potash underground.  None of these properties currently have proven or probable reserves as defined by SEC Industry Guide 7 as required by the Securities Exchange Act of 1934.  We are currently evaluating these properties to determine how to best advance these projects by identifying the quantity of mineral resources, improving the value of these mineral resources, and advancing the project to a development decision. We have not yet completed our exploration and, therefore, have not yet commenced development, construction or production and currently the timing of such activities is uncertain.

As AWP recently acquired its acreage position and commenced its exploration program, we do not currently generate revenue and have incurred losses since inception.

We were incorporated in the state of Nevada on July 7, 2008.  Our wholly-owned subsidiary, old Prospect Global, was incorporated in the state of Delaware on August 5, 2010.

Business and Operating Strategy

Our business strategy is to grow stockholder value primarily through the exploration and development of potash located in the Holbrook Basin of eastern Arizona.  Key elements of our business strategy include the following:

•	prove up and delineate the potash reserves through acquiring seismic data, drilling wells and analyzing core samples;
•	strengthen our leasehold position through acquiring acreage and obtaining operatorship in order to control the pace of spending and establish the project’s full lifecycle plan;
•	leverage unique geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation infrastructure to achieve lower cost of sales;
•	build early partnerships and sales arrangements with key customers;
•	partner with state and local agencies to conduct environmental studies and permit a potash mine; and
•	maximize ore recovery and operational efficiency through conventional mining rather than solution mining; incorporate a multi-stage floatation process which utilizes high recycle rates

Consistent with the above strategy, through our 50% ownership in AWP, we own an interest in approximately 31,000 gross acres and continue to evaluate other acreage in the basin.  In February 2011, the Company commenced the acquisition of over 50 miles 2D seismic data and in the second quarter of 2011 plans to commence the drilling and coring of 10 to 14 holes.  We’ve also contracted North Rim Exploration Ltd, a leading third party engineer, to supervise the seismic and drilling efforts and prepare the NI 43-101 mineral resource estimate report (“Reserve Report”), which we expect to receive during the second half of 2011.  Based on the analysis of historical core hole data and reserves located at other North American potash producing basins which exhibit similar geology as the Holbrook Basin, we believe the Holbrook Basin holds significant potash reserves.

We have sought to mitigate our capital and other risks by forming AWP with The Karlsson Group, Inc. (“Karlsson”), a private California corporation.  We have an equal ownership of the equity interests in AWP and have been appointed operator of the property because of our managements' prior experience in potash mining operations.

We decided to pursue potash mining in the United States based on our belief that the United States represents significantly lower risks than foreign markets, as the United States is one of the world’s largest consumers of potash according to reports published by the International Plant Nutrition Institute. According to the United States Geological Survey, the United States imported over 80% of all domestically consumed potash in 2009.  Accordingly, we believe our property will possess geographic competitive advantages in fulfilling market demand.  As a domestic provider we believe we represent a potentially more attractive source for potash than imports which we believe are subject to significant transport expenses, delivery risks, political risks, risk of potential future cross border taxation and other uncertainties or costs.

Although our investment in AWP is our initial asset, we believe that opportunities exist among other global commodities which exhibit similar demand characteristics to those inherent to potash.  We have evaluated various global natural resource projects including iron ore, copper and gold.  To date, we have not submitted a proposal to acquire any other natural resource project.

American West Potash LLC

Prospect and Karlsson formed AWP to explore, develop and produce the potash reserves located in the Holbrook Basin of eastern Arizona.  Karlsson is a group of entrepreneurs unaffiliated with Prospect who acquired and accumulated the initial acreage and permits in the Holbrook Basin and approached Prospect to form a partnership.  Pursuant to the terms of the operating agreement governing AWP, we are the exclusive operators of the project.  We and Karlsson each designate two managers of AWP and a fifth manager is mutually selected by Karlsson and Prospect.  Patrick L. Avery and Jonathan Bloomfield were appointed as President/CEO and CFO, respectively, of AWP.

Pursuant to AWP's operating agreement, Karlsson transferred to AWP its ownership of mineral rights, surface rights and title consisting of approximately 31,000 gross acres in the Holbrook Basin in exchange for a 50% equity interest in AWP.  As the operator of AWP, we will provide to AWP technical resources, mining expertise, industry knowledge and an aggregate capital contribution of $11.0 million in cash in exchange for a 50% equity interest in AWP.  AWP’s ownership of 31,000 gross acres of mineral rights are composed of 42 state leases and 8 private leases.  The state leases contain five year terms, of which one lease expires in 2012, nine leases expire in 2013, 15 leases expire in 2014, and 17 leases expire in 2015.  The leases for the private sections expire in 2020.  As long as Prospect performs exploration or development activity, the Company may extend the leases.

In January 2011, we made an initial cash contribution of $2.2 million to AWP.  We must also contribute an additional $1.0 million in cash by May 1, 2011, and an additional $7.8 million in cash within 90 days of delivery of a Reserve Report.  We intend to raise the required capital contributions through the issuance of Prospect’s equity securities and convertible debt.  If we do not deliver the additional $1.0 million by May 1, 2011, our ownership interest in AWP will be reduced to 15% and AWP will be permitted to sell equity to third parties.  As the sole operators of AWP, we are required to deliver a mineral resource estimate report no later than April 20, 2012.  If, upon receipt of such report we do not invest into AWP any of our additional $7.8 million commitment, our ownership interest in AWP will be reduced from 50% to approximately 22.5%, and AWP will be permitted to sell equity to third parties.  Also, if we do not fund either the $1.0 million or the $7.8 million, Karlsson will have the right to designate four of the five managers and we will have the right to designate the fifth manager of AWP.

Prior to executing the AWP operating agreement, Prospect provided Karlsson with a $250,000 credit facility to reimburse Karlsson for expenses pertaining to leasehold activity in the Holbrook Basin that Karlsson incurred subsequent to September 1, 2010.  Advances under the credit facility accrued interest at 8% per annum.  Advances and accrued interest under the credit facility totaled approximately $78,000 and were deducted from Prospect’s initial $2.2 million investment described above.

Governmental Regulation and Environmental, Health and Safety

We must obtain numerous governmental, environmental, mining and other permits and approvals authorizing our operations.   Our existing permits to explore for potash require us to make leasehold payments to either the state or private entities based on the number of leased land sections and acres.  If we commence production on these leases, then we will be required to make royalty payments based on the revenue generated by the potash we produce from the leased land. The royalty rates have not yet been determined and may be subject to change at future dates.  We anticipate making significant leasehold payments to both governmental and private entities.  Modifications of financial terms of these leases may adversely affect the viability of our projects.

We engage in the exploration and development of potash which subjects us to an evolving set of federal, state and local health, safety and environmental (“HSE”) laws that during our seismic, drilling and other exploration activities, regulate or propose to regulate surface disturbance, air and water quality impacts and safety procedures followed by employees.  Upon commencement of potash production, we will comply with laws that regulate or propose to regulate:  the conditions of mining and production operations, management and handling of raw materials, disposal, storage and management of hazardous and solid waste, and post-mining land reclamation.

Due to our current exploratory status, the Company has only commenced discussions with regulatory agencies regarding the environmental and permitting process.  Starting later in 2011, we anticipate making significant capital expenditures to perform environmental studies and determine the impact of a potash mine on its surrounding environment.  These studies include but are not limited to water, wildlife, vegetation, air, noise, surface disturbance and dust.

We cannot predict the impact of new or changed laws, regulations or permit requirements, or changes in the ways that such laws, regulations or permit requirements are enforced, interpreted or administered. HSE laws and regulations are complex, are subject to change and have become more stringent over time. It is possible that greater than anticipated HSE capital expenditures or reclamation and closure expenditures will be required in 2011 or in the future. We expect continued government and public emphasis on environmental issues will result in increased future investments for environmental controls at our operations.

Natural Resources Market Conditions and Trends

Prospect believes the long-term demand for commodities remains intact, which will be driven by continued growth in emerging economies and their investment in domestic infrastructure and social systems.  We anticipate that the global economy will continue to recover, albeit on a slower pace.  A sustained recovery in the global economy in the coming quarters and years, combined with positive forecasts of global consumption, may lead to an increase in demand for commodities.  In turn, this could lead to a further appreciation in commodity prices and create additional upside for natural resources companies.

Potash Market Conditions and Trends

Potash is primarily used as an agricultural fertilizer due to its high potassium content.  Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth.  A proper balance of these nutrients improves plant health and increases crop yields.  Currently, no cost effective substitutes exist for these three nutrients.  Less effective nutrient sources exist, however the relatively low nutrient content of these sources and cost of transportation reduce their viability.

Potash is generated from evaporated marine deposits and is mined through both conventional underground methods and surface or solution mining.  Domestically, fertilizer applications account for approximately 85% of potash consumption, while the chemical industry consumes the remaining 15%.  Internationally, the fertilizer industry accounts for approximately 93% of potash consumption.

In 2008, global potash production exceeded 50 million metric tons. However, due to the global economic downturn, 2009 global potash production decreased to less than 30 million metric tons. Initial estimates indicate a recovery of global potash production in 2010 nearing 50 million metric tons, of which the U.S. may produce less than 1 million metric tons. The U.S. is a net importer of potash and produces approximately 11% of the potash it consumes. Canada possesses the largest volume of global potash reserves and accounts for approximately 30% of global potash production. The next six largest producers account for approximately 57% of global production.

The continued growth in world population and income drives the demand for agricultural products.  As a key ingredient in fertilizer, potash is linked to these macro-economic indicators. This is most evident in the emerging and developing economies of China, India and Brazil.

Employees

As of March 24, 2011, we have a total of two employees.  We believe that our employee relations are good.  Our employees are not subject to any collective bargaining agreements, and we are not aware of any current efforts to implement such agreements.

RISK FACTORS

Investing in our shares involves significant risks, including the potential loss of all or part of your investment.  These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares.  You should carefully consider all of the risks described in this Form 8-K, in addition to the other information contained in this Form 8-K, before you make an investment in our shares.  Unless otherwise indicated, references to us, Prospect or Prospect Global include our operating subsidiary old Prospect Global.

Risks Related to Our Business

We have a history of operating losses and an expectation that we will generate operating losses for the foreseeable future; we may not achieve profitability for some time, if at all.

We have incurred losses each year since our inception.  We expect to continue incurring operating losses for the foreseeable future. The process of exploring, developing and bringing into production the natural resources on our acreage is time-consuming and requires significant capital. We expect that our activities, together with our general and administrative expenses, will continue to result in substantial operating losses for the foreseeable future. As of December 31, 2010, our accumulated deficit was $757,000. For the year ended December 31, 2010 our net loss was $757,000.

Our limited history makes an evaluation of us and our future difficult and profits are not assured.

Prior to the merger on February 11, 2011, Prospect Global had not yet commenced significant operations.  Old Prospect Global commenced operations with the AWP investment in January, 2011.  In connection with the merger, we decided to focus our business on the acquisition of natural resources prospects, and the exploration, development and production of natural resources on these prospects.  However, we do not have a long operating history in our current business.  In view of our limited history in the natural resources business, you may have difficulty in evaluating us and our business and prospects.  You must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  For our business plan to succeed, we must successfully undertake most of the following activities:

•	Acquire companies and interest in companies that have a reserve base but require a resource boost in technical expertise and capital investment;
•	Obtain operatorship of assets in order to control our pace of spending and establish the project’s full lifecycle plan;
•	Capitalize on term global demand strength of certain global commodities;
•	Seek assets that have high basic product-to-upgrade ratio (ore to product) or high economic ratio (raw material cost to gross margin);
•	Invest in assets that have inherent geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation infrastructure;
•	Build early partnership arrangements with key customers;
•	Invest in assets and projects that generate positive cash flow;
•	Maintain access to funds to pursue our capital-intensive business plan;
•	Implement and successfully execute our business strategy;
•	Respond to competitive developments and market changes; and
•	Attract, retain and motivate qualified personnel.

There can be no assurance that we will be successful in undertaking such activities.  Our failure to undertake successfully most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations.  In addition, there can be no assurance that our exploitation and production activities will produce natural resources in commercially viable quantities.  There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

If we cannot obtain sufficient additional capital when needed, we will not be able to continue with our business strategy.  In addition, significant infusions of additional capital may result in dilution to your ownership and voting rights in our securities.

We are focused on acquiring undervalued properties that feature enhanced mining opportunities.  As we continue to find acquisition candidates, we may require additional capital to finance the acquisitions as well as to conduct our operations.  We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects.  If we cannot raise the additional capital required to implement our business strategy, we may be required to curtail operations or develop a different strategy, which could adversely affect our financial condition and results of operations.  Further, any future debt financing, if incurred, must be repaid regardless of whether or not we generate profits or cash flows from our business activities.  Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

We will incur substantial dilution and lose control of the AWP project if we do not make our required additional capital contributions.

Our investment in AWP is our only significant asset.  We are required to contribute to AWP $1.0 million by May 1, 2011 and an additional $7.8 million within 90 days of delivery of a Reserve Report.  If we do not deliver the additional $1.0 million by May 1, 2011, our ownership interest in AWP will be reduced to from 50% to 15% and AWP will be permitted to sell equity to third parties.  If, we do not deliver any of the $7.8 million, our ownership interest in AWP will be reduced from 50% to approximately 22.5%, and AWP will be permitted to sell equity to third parties.  Also, if we do not fund either the $1.0 million or the $7.8 million Karlsson will have the right to designate four of the five managers and we will have the right to designate the fifth manager of America West Potash.

Our operations are dependent on having the required permits and approvals from governmental authorities.  Denial or delay by a government agency in issuing any of our permits and approvals or imposition of restrictive conditions on us with respect to these permits and approvals may impair our business and operations.

We must obtain numerous governmental environmental, mining and other permits and approvals authorizing our future operations.   A decision by a government agency to deny a permit or approval could have a material adverse effect on our ability to continue operations at the affected facility.

Expansion of our operations also is predicated upon securing the necessary environmental or other permits or approvals.  Over the next several years, we will be continuing our efforts to obtain permits in support of our anticipated mining operations at certain of our properties.  In many states, local community participation has become an important factor in the permitting process for mining companies, and various local counties and other parties have in the past and continue to file lawsuits challenging the issuance of some of the permits we require.  A denial of, or delay in issuing, these permits or the issuance of permits with cost-prohibitive conditions could prevent us from mining at these properties and thereby have a material adverse effect on our business, financial condition or results of operations.

Prospects that we decide to mine may not yield natural resources in commercially viable quantities.

A prospect is a property in which we own an interest and have what we believe, based on available geological data, to be indications of reserves of certain natural resources.  Our prospects are in various stages of evaluation, ranging from a prospect that is ready to be mined to a prospect that will require substantial additional geological data processing and interpretation.  There is no way to predict in advance of mining and testing whether any particular prospect will yield natural resources in sufficient quantities to recover mining or completion cost or to be economically viable.  The use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether natural resources will be present or, if present, whether natural resources will be present in commercial quantities.  While we rely on top professionals and international standards for our estimates, including Canadian Securities Administration NI 43-101, international Joint Ore Reserve Committee or Securities Exchange Commission Industry Guide 7 standards, we cannot assure you that the analysis we perform using data from other wells, more fully explored prospects or producing mines will be useful in predicting the characteristics and potential reserves associated with our mining prospects.

Mining is a complex and hazardous process which frequently experiences production disruptions.

As part of our natural resource strategy, we will target mining operations for acquisition.  The process of mining is complex and labor-intensive. Mining poses serious risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected ecological conditions or acts of nature.  Production delays may occur due to equipment failures, unforeseen mining problems and other unexpected events.  In addition, we may transport mined product for long distances to remove it from the mines for processing, which creates a higher probability of accidents.

The departure of key personnel could adversely affect our ability to run our business.

Our future success is dependent on the personal efforts, performance and abilities of key management, Patrick L. Avery, our president and chief executive officer and Jonathan Bloomfield, our chief financial officer.  They are an integral part of our daily operations.  We do not maintain any key life insurance policies for any of our executive officers or other personnel.  Although, to our knowledge, none of our senior management currently has any plans to retire or leave our company in the near future, the loss of any of them could significantly impact our business until adequate replacements can be identified and put in place.

We face strong competition from larger potash companies, which makes it difficult to conduct profitable operations.

Our competitors include major fertilizer producers in the United States and globally, including state-owned and government-subsidized entities.  Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than we do.  We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment.  Specifically, these larger competitors may be able to pay more for exploratory prospects and productive potash properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.  In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

There are risks in acquiring producing properties, including difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt.

Our business strategy includes growing our reserve base through acquisitions.  Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses.  In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions.  The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

We are continually investigating opportunities for acquisitions.  In connection with future acquisitions, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations.  Our ability to make future acquisitions may be constrained by our ability to obtain additional financing.

Possible future acquisitions could result in our incurring additional debt, contingent liabilities and expense, all of which could have a material adverse effect on our financial condition and operating results.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

Our operations are subject to hazards and risks associated with the exploration and mining of natural resources and related chemical materials and products, such as:

•	fires;
•	explosions;
•	inclement weather and natural disasters;
•	mechanical failures;
•	unscheduled downtime;
•	environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and
•	availability of needed equipment at acceptable prices.

Any of these risks can cause substantial losses resulting from:

•	injury or loss of life;
•	damage to and destruction of property, natural resources and equipment;
•	pollution and other environmental damage;
•	regulatory investigations and penalties;
•	revocation or denial of our permits;
•	suspension of our operations; and
•	repair and remediation costs.

Our liability for environmental hazards includes those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them.  We do not currently maintain insurance against any of the risks described above.  In the future we may not be able to obtain insurance at premium levels that justify its purchase.

We do not insure against the loss of potash reserves as a result of operating hazards, insure against business interruption or insure our field production equipment against loss.  Losses could occur for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage.  The occurrence of an event that is not fully covered by insurance could harm our financial condition and results of operations.

Risks Related to the Mining Industry

Our industry pricing is highly dependent upon and fluctuates based upon business and economic conditions and governmental policies affecting the agricultural industry.  These factors are outside of our control and may significantly affect our profitability.

Our revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control.  The agricultural products business can be affected by a number of factors.  The most important of these factors, for U.S. markets, are:

•	weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);
•	quantities of crop nutrients imported to and exported from North America;
•	current and projected grain inventories and prices, which are heavily influenced by U.S. exports and world-wide grain markets; and
•
U.S. governmental policies, including farm and biofuel policies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

International market conditions, which are also outside of our control, may also significantly influence our operating results.  The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import or foreign currency exchange barriers in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

Government regulation may adversely affect our business and results of operations.

Projects related to mining and natural resources are subject to various and numerous federal, state and local government regulations, which may be changed from time to time.  There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the mining, development, production, handling, storage, transportation and disposal of natural resources, including potash, or their by-products and other substances and materials produced or used in connection with mining operations.  Matters subject to regulation include the use, handling, processing, storage, transportation and disposal of hazardous materials, and we could incur substantial additional costs to comply with environmental, health and safety law requirements.  We also could incur substantial costs for liabilities arising from past unknown releases of, or exposure to, hazardous substances.

Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste.  We could also be held liable for natural resource damages.  Liabilities under these and other environmental health and safety laws involve inherent uncertainties.  Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions.  As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that would negatively impact our financial condition and operating results.  Finally, we may discover currently unknown environmental problems or conditions.  The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which will be charged against income from future operations.  Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

The mining industry is capital intensive, and we may not be able to raise the necessary capital in the future.

The mining industry is capital intensive.  We make substantial capital expenditures for the acquisition, exploration for and development of mining projects.

We have financed our initial exploration efforts with sales of our equity securities and convertible debt.  Future cash flow from operations and access to capital are subject to a number of variables, including:

•	our proved reserves;
•	the amount of natural resources we are able to mine
•	the prices at which natural resources are sold; and
•	our ability to acquire, locate and produce new reserves

Any one of these variables can materially affect our ability to raise additional equity capital.

If our revenues are adversely affected as a result of lower potash prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects.  We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital.  However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

New long-term product supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

We will be pursuing commodity production and products and the market for these products is highly competitive and affected by global supply and demand. Producers have been, and will likely continue to be, engaged in expansion and development projects to increase production. Many of these projects to increase production on a long-term basis are speculative.  If production in any of our products increases, the price at which we sell and our sales volume would likely fall, which would materially adversely affect our projected business, operating results and financial condition.

Variations in crop nutrient application rates may exacerbate the cyclicality of the crop nutrient markets.

Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients.  Farmers’ decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest.  Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low.  Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high.  This variability in application rates can materially accentuate the cyclicality in prices for our future products and our sales volumes.

The global economic crisis created uncertainty and could adversely affect our business.

The global economic crisis could adversely affect our business and impact our financial results. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns, could have a material adverse effect on our sales, margins and profitability. We are not able to predict whether the global economic crisis will continue or worsen and the impact it may have the industry in general going forward.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market or a specific share price will be established or maintained.

Our common stock is eligible for trading on the OTC Bulletin Board trading system.  The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks.  There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system.  This volatility may be caused by a variety of factors including:

•	the lack of readily available price quotations;
•	the absence of consistent administrative supervision of “bid” and “ask” quotations;
•	lower trading volume; and
•	market conditions.

In addition, the value of our common stock could be affected by:

•	actual or anticipated variations in our operating results;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting our industry;
•	additions or departures of key personnel;
•	sales of our common stock or other securities in the open market;
•	changes in financial estimates by securities analysts;
•	conditions or trends in the market in which we operate;
•	changes in earnings estimates and recommendations by financial analysts;
•	our failure to meet financial analysts’ performance expectations; and
•	other events or factors, many of which are beyond our control.

In a volatile market, you may experience wide fluctuations in the market price of our securities.  These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market.  In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above the initial public offering price.

The price of our shares after the closing of this offering may fluctuate widely, depending upon many factors, including:

•	the perceived prospects for the natural resources in general;
•	differences between our actual financial and operating results and those expected by investors;
•	changes in the share price of public companies with which we compete;
•	news about our industry and our competitors;
•	changes in general economic or market conditions including broad market fluctuations;
•	adverse regulatory actions; and
•	other factors listed in this section or otherwise.

Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares.  In addition, when the market price of a company’s common equity drops significantly, stockholders often institute securities class action lawsuits against the company.  A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

A significant amount of common stock is subject to issuance upon the conversion of a senior secured convertible promissory note. The conversion and sale of the shares under this convertible secured promissory note could depress the market price of our common stock.

We have issued a senior secured convertible promissory note, in the amount of $2,000,000 which is convertible at the holder’s option into approximately 10,538,583 shares of our common stock at any time, and in any amount, prior to maturity.  The maturity date of such note is January 24, 2012 and the shares under this note account for 33% of our outstanding shares as of February 11, 2011.  Sales of a significant number of shares of our common stock in the public market after the conversion of this senior secured convertible promissory note could lower the market price of our common stock.

The holder of one of our senior secured convertible promissory notes has certain anti-dilution rights that may cause us to issue a significant quantity of shares of our common stock.

Pursuant to a note purchase agreement, the holder of a $2,000,000 senior secured convertible promissory note, which is convertible at the holder’s option into approximately 10,538,583 shares of our common stock at any time, and in any amount, prior to maturity, has certain anti-dilution protections which affect our ability to issue shares.  Such anti-dilution protections include that in the event that such holder transfers or liquidates such shares of common stock for a prices less than $3.00 per share, the holder shall have the right to cause us to issue additional shares dependent upon that sale price per share until the holder receives gross proceeds of at least $15,000,000 from the sales of such shares.  The exercise of these anti-dilution protections by such holder may adversely affect our common shares.  Further details on this senior secured convertible promissory note can be found in Exhibit 99.1 under the heading “Subsequent Events.”

We will incur increased costs as a result of being an operating public company.

As a public company, we will incur increased legal, accounting and other costs that we would not incur as a private company.  The corporate governance practices of public companies are heavily regulated.  For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the Securities and Exchange Commission, as well as the rules and regulations of any exchange or quotation service on which a company’s shares may be listed or quoted.  We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company.  Such additional costs going forward could negatively impact our financial results.

Our common stock is currently considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The last reported trade of our company stock on the OTC Bulletin Board was at a price below $5.00 and, accordingly, our common stock is currently considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We cannot assure that we will list our common stock on any national securities system or exchange.

Although we intend to apply to list our common stock on an exchange other than the OTC Bulletin Board, we do not currently meet the initial listing standards for many exchanges and we cannot assure that we will be able to qualify for and maintain a listing of our common stock on any stock exchange in the future.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

We cannot assure you that securities analysts will cover our company after completion of this offering.  If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares.  The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business.  If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline.  If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline.  Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s discussion and analysis contains various forward-looking statements.  These statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or use of negative or other variations or comparable terminology.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.  See “Risk Factors” elsewhere in this Form 8-K.

Plan of Operation

We are an exploration stage company engaged in the mining of potash in the Holbrook Basin of eastern Arizona.  We believe that potash, along with other global commodities, exhibits long term global demand strength and limited supply.  Instead of relying on the traditional supply push of manufacturing whereby manufacturers push large quantities of standardized commodities into the market, we plan to capitalize on the growing demand of these commodities in both developed and emerging markets.  We seek to acquire properties, companies or interests in companies that have a reserve base, but require a resource boost, in the form of technical expertise and capital investment.

Prospect operates the Holbrook Basin potash exploration acreage, through its 50% ownership in AWP, which is described under the caption "American West Potash LLC" above and which information is incorporated herein by reference.  We plan to prove up the resource potential through the acquisition of over 50 miles of 2D seismic data, which commenced in February 2011, and the drilling and coring of 10 to 14 holes, which we plan to commence in the second quarter of 2011.  We’ve contracted North Rim Exploration Ltd, a leading third party geologic engineering firm, to supervise this field activity, analyze the results and prepare the Reserve Report, which we anticipate receiving during the second half of 2011.  Assuming a favorable Reserve Report which details an economically viable resource, we plan to begin the environmental and permitting process, preliminary mine design and preliminary feasibility study, which we estimate may take six to 12 months to complete.  In addition to the seismic and drilling efforts, we frequently meet with the Arizona State Land Department, or ASLD, the state agency which manages the State Trust lands and natural resources to enhance value and optimize economic return for the State Trust beneficiaries.  Discussions with the ASLD include but are not limited to the viability of a potash mine in the Holbrook Basin, the economic benefits of a potash mine, updates on field activity, and future sales of state leases and permits.

Liquidity and Capital Resources

As of December 31, 2010, Prospect had approximately $643,000 in cash.  Management intends to raise additional funds by way of public or private offerings of debt, equity, convertible notes or other financial instruments.  By May 1, 2011 we need to raise and contribute $1 million to AWP and within 90 days of receipt of the Reserve Report, which we anticipate occurring during the second half of 2011, we need to raise and contribute $7.8 million to AWP.  We also need to raise additional money to fund our operating expenses within the next three months.

Since Prospect’s inception, we have raised approximately $3.6 million dollars through the issuance of convertible notes and common stock to founding stockholders and outside investors.  These convertible notes accrue interest at 10% per annum.  $1,048,863 of principal and $26,797 of accrued interest converted to into 358,559 shares of common stock upon completion of the merger.

We have two outstanding convertible secured promissory notes aggregating $2,500,000 which are secured by all of our assets.  On January 24, 2011, old Prospect Global issued a convertible secured promissory note in the aggregate principal amount of $2,000,000 to Dr. Richard Merkin.  Upon the closing of the merger, this note automatically converted to an identical note issued by us.  The outstanding principal amount accrues interest at 10% per annum.  The aggregate unpaid principal amount together with accrued and unpaid interest thereon is due and payable in full on, January 24, 2012.  The principal and accrued interest may be converted at the option of the holder at any time during the term into a fixed number of 10,538,583 shares of our common stock, subject to adjustment for stock splits, recapitalizations or similar events.  We granted Dr. Merkin the right to participate in any subsequent equity securities offerings in an amount that would prevent him from being diluted by the offerings.  Following conversion of the note into shares of our common stock and until Dr. Merkin has received gross proceeds of at least $15,000,000 from the sale of shares of common stock received upon conversion of the note, each time Dr. Merkin in good faith sells such shares of our common stock to a non-affiliate for gross proceeds of less than $3.00 per share, we will promptly issue to Dr. Merkin a number of additional shares of our common stock according to the following formula: {[(N x $3.00) – P] / T} – (N – S) where N equals the number of shares of common shares held by Dr. Merkin pre-sale; P equals the gross proceeds realized from the sale; S equals the number of shares of our common stock sold; and T equals the per share sale price.  Dr. Merkin must approve any additional debt or equity issuances by us, any material transaction we enter into, any change in our current business or the sale of Prospect Global.

On March 11, 2011 the Company issued a $500,000 convertible secured note due January 24, 2012 to COR Capital LLC, which accrues interest at 10% per annum.  We also granted COR the right to participate in any subsequent securities offering (including the issuance of convertible debt, preferred stock, or other debt with a contractual rate of interest over 8%) by us for a period of two years for an amount of up to $5,000,000 per offering.  The principal amount plus accrued interest may convert at COR’s option at any time during the term to maturity into shares of our common stock at $3.00 per share, subject to adjustment solely for capital reorganization events.  Following conversion of the convertible note into common stock and until COR has received gross proceeds of at least $600,000 from sales of common stock, each time COR in good faith sells common stock to a non-affiliate for gross proceeds of less than $3.00 per share we will promptly issue COR a number of additional shares of common stock according to the following formula: {[(N x $3.00) – P] / T} – (N – S) where: N equals the number of common shares held by COR pre-sale; P equals the gross proceeds realized from the sale; S equals the number of shares sold; and T equals the per share sale price. In addition, if we sell common stock in an offering with gross proceeds to us of $10,000,000 or more at a per share price below $3.60, COR will receive additional common stock such that the total shares received by COR upon conversion equals $500,000 plus all accrued interest divided by 0.8 times the per share purchase price in the offering.

In connection with issuance of the convertible notes, we granted demand and piggy-back registration rights to Dr. Merkin and piggy-back registration rights to COR   Dr. Merkin also has the right to designate one of our directors for so long as he owns at least 1,000,000 shares of our common stock or the convertible note pursuant to a shareholder agreement entered into with several of our shareholders upon issuance of his convertible note.   Dr. Merkin has not designated a director at this time.

Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.  While we believe in the viability of this strategy to generate revenues and in our ability to raise additional funds, there can be no assurances to that effect.  We anticipate that due to the nature of exploration projects, that we may incur operating losses in the foreseeable future.  The development and construction stages of a mining project may last multiple years during which period the Company would not generate revenue while investing considerable amounts of capital to establish production.  Assuming the Company receives a third party engineering mineral resource estimate which details natural resources reserves capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project, Management believes that it will be able to raise funds through a combination of but not limited to equity offerings, debt offerings, joint ventures, or off-take agreements.

Revenue

For the period from inception through December 31, 2010, we had no revenue.

General and Administrative Expense

General and administrative expense for the inception period ending December 31, 2010 was approximately $743,000 which was mostly attributable to legal expense, contract services, management fee and salary and benefits.

Interest Expense

Interest expense was approximately $14,604 which represents the accrued interest related to the convertible notes issued in 2010.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.  A summary of significant accounting policies is included in Note 3 to the audited financial statements of old Prospect Global.  Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company’s operating results and financial condition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of common stock of Prospect Global, beneficially owned by: (i) each person who, as of March 24, 2011, was known by us to own beneficially more than 5% of our issued and outstanding common stock; (ii) each of the named executive officers; and (iii) the individual directors.

	Beneficial ownership of Triangle prior to merger	Beneficial Ownership of old Prospect Global common stock prior to merger		Beneficial ownership of old Prospect Global common stock as a result of convertible notes and accrued interest		Beneficial ownership of Prospect after the merger		Percent of beneficial ownership of Prospect after the merger
Denis Snyder	5,000,000	-		-		-		0.0%
Richard Merkin	-			10,538,583	(2)	10,538,583		31.6%
Bevan Cooney	575,000	4,000,000		-		4,575,000		13.7%
Quincy Prelude LLC	575,000	5,516,667		-		6,091,667	(4)	18.3%
Balkan Hellenic Partnership, LP	-	4,000,000		133,713		4,133,713		12.4%
Dr. Barry Munitz (3)	-	1,125,000		-		1,125,000		3.4%
J. Ari Swiller (3)	-	150,000		-		150,000		0.4%
Patrick L. Avery (3)	-	1,500,000	(1)	-		1,500,000	(1)	4.5%
Jonathan Bloomfield (3)	-	500,000	(1)	-		500,000	(1)	1.5%

Total shares beneficially owned	6,150,000	16,791,667		10,672,296		28,613,963		85.8%
____________________________
(1) Certain of these shares are subject to vesting as described under “Directors and Executive Officers Following the Closing of the Merger – Executive Officers and Directors”.
(2) These shares are beneficially owned by Richard Merkin pursuant to a $2,000,000 million convertible secured promissory note. The convertible notes and accrued interest shall convert at the option of the holder on or before January 24, 2012.
(3) Directors and officers as a group will beneficially own 3,275,000 shares and such amount represents 9.8% of shares beneficially owned after the merger.
(4)  Includes (a) 4,575,000 shares of common stock directly owned by Quincy Prelude, and (b) 1,516,667 shares of common stock owned by Buffalo Management LLC. Quincy Prelude LLC owns 100% of the voting interest in Buffalo Management LLC and has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management LLC. Chad Brownstein owns 100% of the voting interest of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE CLOSING OF THE MERGER

Executive Officers and Directors

The following discussion sets forth information regarding the current executive officers and directors of Prospect.  The board of directors is comprised of only one class.  All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  To date we have not had an annual meeting.  There are no family relationships among our directors and executive officers.  Provided below in Item 5.02 is a brief description of our director’s business experience during the past five years and an indication of directorships they have held in other companies subject to the reporting requirements under the Federal securities laws.

Name (1)	Age	Position
Dr. Barry Munitz	69	Chairman of the Board of Directors
J. Ari Swiller	42	Director
Patrick L. Avery	58	Director, President, CEO, Treasurer and Secretary
Jonathan Bloomfield	37	CFO
_______________________

(1)
Dr. Richard Merkin is entitled to designate one member of the board of directors for so long as he holds 1,000,000 shares of our common stock or holds the senior secured convertible promissory note described under "Management's Discussion and Analysis or Plan of Operations – Liquidity and Capital Resources."

Executive Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers during the fiscal years ended December 31, 2010 and 2009:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)

Patrick L. Avery(1) Chief Executive Officer, President	2010	$89,677(7)	----	$1,500(2)	----	----	----	$4,382	$95,559
and Director	2009	----	----	----	----	----	----	----	----

Jonathan Bloomfied(3)	2010	$61,667	$45,000	$500(4)	----	----	----	$1,686	$108,853
Chief Financial Officer	2009	----	----	----	----	----	----	----	----

Denis M. Snyder(5) Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary	2010	----	$48,000						$48,000
and Director	2009	----	----	----	----	----	----	----	----

(1)
Mr. Avery was appointed director, Chief Executive Officer and President of old Prospect Global on August 17, 2010 and appointed director, Chief Executive Officer and President of Prospect Global on February 11, 2011.

(2)
Reflects the value of awards of shares of common stock, valued at the closing price on the date of the grant.  500,000 of the shares vested on August 17, 2010, 250,000 shares vested on December 1, 2010, 500,000 shares will vest on August 17, 2011 and the remaining 250,000 shares will vest on August 17, 2012.  The shares vest immediately upon a change of control or if Mr. Avery’s services as chief executive officer are terminated other than for cause or by Mr. Avery.  As of December 31, 2010, Mr. Avery was not vested in 750,000 shares of common stock valued at $750 that have been granted to him.

(3)	Mr. Bloomfield was appointed Chief Financial Officer of old Prospect Global on September 1, 2010 and appointed Chief Financial Officer of Prospect Global on February 11, 2011.
(4)
Reflects the value of awards of shares of common stock, valued at the closing price on the date of the grant.  100,000 of Mr. Bloomfield’s shares vested on the effective date of his employment agreement and the remaining shares vest in equal amounts on the first and second anniversary of the effective date.  The shares vest immediately upon a change of control or if Mr. Bloomfield’s services as chief financial officer are terminated other than for cause or by Mr. Bloomfield.  As of December 31, 2010, Mr. Bloomfield was not vested in 400,000 shares of common stock valued at $400 that have been granted to him.

(5)
Mr. Snyder served as Triangle’s Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director before the merger.  Mr. Snyder's employment with Triangle terminated upon the closing of the merger.

(6)	Other compensation consists of payments by the Company of executive health benefits for coverage for the named executive officers.
(7)
Does not include the $25,000 paid by Prospect to LDR Solutions LLC, Mr. Avery’s consulting business, for services rendered by LDR Solutions LLC in preparation for the incorporation of Prospect.  The material terms of the oral agreement pursuant to which LDR Solutions LLC provided such services are more fully described in “Certain Relationships and Related Party Transactions.”

Employment Agreements with our Executive Officers

Patrick L. Avery has an at will employment contract with us with an effective date as of August 17, 2010.  Pursuant to the terms of his employment, he is receiving a base salary of $240,000 per year and a stock grant of 1,500,000 shares of our common stock.  500,000 of the shares vested on August 17, 2010, 250,000 shares vested on December 1, 2010, 500,000 shares will vest on August 17, 2011 and the remaining 250,000 shares will vest on August 17, 2012.  The shares vest immediately upon a change of control or if Mr. Avery’s services as chief executive officer are terminated other than for cause or by Mr. Avery.  Mr. Avery is eligible for an annual cash bonus based on performance goals subject to approval by the compensation committee of the board of directors.  A copy of his employment agreement is attached hereto as Exhibit 10.2.

Jonathan Bloomfield has an at will employment contract with us with an effective date as of September 1, 2010.  Pursuant to the terms of his employment, he is receiving a base salary of $185,000 per year and a stock grant of 500,000 shares of common stock.  100,000 of Mr. Bloomfield’s shares vest on the effective date of his employment agreement and the remaining shares vest in equal amounts on the first and second anniversary of the effective date.  The shares vest immediately upon a change of control or if Mr. Bloomfield’s services as chief financial officer are terminated other than for cause or by Mr. Bloomfield.  Mr. Bloomfield is eligible for an annual cash bonus based on performance goals subject to approval by the compensation committee of the board of directors.  A copy of his employment agreement is attached hereto as Exhibit 10.3.  Mr. Bloomfield received a cash bonus of approximately $22,000 in December 2010 and will receive the second part of his cash bonus in the same amount on or before March 1, 2011.

Affirmative determinations regarding director independence and other matters

Our board of directors follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that each of the following directors is an “independent director” under those rules: Dr. Barry Munitz and J. Ari Swiller. In this current report, the directors who have been affirmatively determined by our board of directors to be “independent directors” are referred to individually as an “independent director” and collectively as the “independent directors.”  Mr. Avery does not meet the Nasdaq independence requirements.

No independent director receives, or has received, any fees or compensation from the Company other than a stock grant to Dr. Munitz of 1,125,000 shares of our common stock and a stock grant to Mr. Swiller of 150,000 shares of our common stock.  There were no transactions, relationships or arrangements not otherwise disclosed that were considered by our board of directors in determining that any of the directors are independent.

Involvement in Certain Legal Proceedings

To our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers, employees and directors, including our chief executive officer and senior executives.  This Code of Ethics is filed herewith as an exhibit.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our stockholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that:  (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Outstanding Equity Awards at Fiscal Year-End

Except for the stock grants to Mr. Avery and Mr. Bloomfield disclosed under “Directors and Executive Officers Following the Closing of the Merger – Executive Officers and Directors”, we did not grant any options or awards to any of our named executive officers nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors.  All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.  Our directors received stock grants upon joining our board of directors as shown under “Security Ownership of Certain Beneficial Owners and Management And Principal Stockholders.”  We did not pay any compensation to our directors before completion of the merger.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase shares of common stock pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

Certain Relationships and Related Party Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the board of directors for their consideration and approval.  Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties. Our related party transactions are listed below:

LDR Solutions LLC.  Patrick Avery, President and Chief Executive Officer of Prospect provided consulting services to the founding stockholders of Prospect prior to the inception of Prospect though his consulting business, LDR Solutions LLC, pursuant to an oral agreement.  From March 2010 to August 2010, LDR Solutions, LLC received an aggregate of $25,000 in compensation based on $150 per hour of services provided.  This payment was recorded as general and administrative expense during the third quarter of 2010.  The scope of the consulting included initial analysis of the potash resource potential in the Holbrook Basin, mine planning, forecasting and negotiations with the Karlsson Group.  Upon Mr. Avery’s employment with Prospect, the consulting agreement terminated.

Buffalo Management LLC.  In August, 2010, old Prospect Global entered into a management services agreement with Buffalo Management LLC, which was amended in November, 2010 and was assigned to us at the merger closing. Buffalo Management provides advisory and management services to Prospect which includes but is not limited to identifying, analyzing, and structuring growth initiatives, strategic acquisitions and investments and arranging debt and equity financing. To date, Buffalo has sourced investors, facilitated Prospect’s leasehold position in the Holbrook Basin and generated business development opportunities throughout international sales markets. As compensation for these services, we have agreed to pay Buffalo Management (i) a consulting fee of $20,000 per month (accruing since August, 2010), (ii) an annual management fee in an amount equal to 2% of our annual gross revenues as shown on our audited financial statements each year, (iii) an acquisition advisory fee with respect to the consummation of each future acquisition or business combination engaged in by us equal to 1% of the transaction value, and (iv) an advisory fee of $650,000 related to consummating a transaction in which old Prospect Global merges with or becomes a wholly-owned subsidiary of a publicly traded company.  We will also reimburse Buffalo Management for office expenses up to $5,000 per month.  Buffalo Management also received a warrant to purchase up to 5% of our outstanding shares on a fully-diluted basis promptly following the first day on which the Company’s market capitalization for each trading day in a period of 30 consecutive days exceeds $50 million. The exercise price per share of the warrant is the average market price per share for the ten trading days immediately preceding the issuance date. In connection with the management services agreement with Buffalo Management, we entered into a registration rights agreement which requires us to register for resale the common stock and the shares of common stock issuable upon exercise of the warrant. Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting interests and 75% of the economic interests of Buffalo Management and has sole voting and dispositive power of the shares of our common stock owned by Buffalo Management LLC. Chad Brownstein is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude LLC. Patrick Avery, our Chief Executive Officer, owns a 10% non-voting economic interest in Buffalo Management and Barry Munitz, our Chairman, owns a 15% non-voting economic interest in Buffalo Management. At December 31, 2010, Prospect owed Buffalo $125,000 of accrued fees and expense reimbursement. At the time of the merger, Prospect owed Buffalo $935,000 of accrued fees and expense reimbursements. Buffalo received 1,516,667 shares of our common stock at the closing of the merger in full satisfaction of the $935,000.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the merger formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors.

DESCRIPTION OF SECURITIES

As of March 24, 2011, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of March 24, 2011, an aggregate of 21,498,864 shares of common stock were outstanding, and $2,500,000 of convertible notes were outstanding which accrue interest at 10% per annum and have a maturity date of January 24, 2012.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The common stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the common stock.  The outstanding shares of common stock are, and the shares of common stock to be issued upon conversion of the warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders.  The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock.  In some circumstances, this issuance could have the effect of decreasing the market price of the common stock.  We currently have no plans to issue any shares of preferred stock.

Convertible Notes

Please see "Management's Discussion and Analysis or Plan of Operation – Liquidity and Capital Resources" for a description of our $2,500,000 aggregate principal amount of outstanding convertible secured promissory notes.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since May 4, 2010, currently under the trading symbol “PGRX” and previously under the symbol "TCSX."   Our common stock at or near ask prices at any given time may be relatively small or non-existent.  There can be no assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.  If such a market is developed, we cannot assure you what the market price of our common stock will be in the future.  You are encouraged to obtain current market quotations for our common stock and to review carefully the other information contained in this current report or incorporated by reference into this current report.  We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our common stock in the foreseeable future.

The following table shows the high and low reported bid prices of our common stock for the periods indicated. Because our stock trades infrequently, we do not believe that these prices are an accurate reflection of the value of our stock.

	High	Low
2011
January 3, 2011 through March 24, 2011	$3.40	$0.30
2010
Fourth Quarter	$0.30	$0.30
Third Quarter	$0.25	$0.00
Second Quarter	$0.00	$0.00

Holders

As of March 24, 2011, 21,498,864 shares of common stock are issued and outstanding. There are approximately 20 stockholders of our common stock.

Transfer Agent and Registrar

Corporate Stock Transfer is the transfer agent and registrar for our common stock, effective upon the merger.  Its address is 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.  Its phone number is (303) 282-4800.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

We did not have any equity compensation plans as of March 24, 2011.  Our board of directors may adopt an equity compensation plan in the future.

LEGAL PROCEEDINGS

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses. There are no proceedings pending in which any of our officers, directors or 5% stockholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have changed our certifying accountant from Webb & Company, P.A. to Ehrhardt Keefe Steiner & Hottman PC as discussed in Item 4.01.  During the fiscal years ended December 31, 2009 and 2010, and through the date of this current report, neither we nor anyone acting on our behalf consulted Webb & Company, P.A. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Prospect’s financial statements, and neither a written report was provided to us or oral advice was provided that Webb & Company, P.A. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONSULTANTS

Our articles of incorporation provide that no director, officer of or consultant to the corporation past, present or future, shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the liability of a director for acts or omissions which involve intentional misconduct, fraud or knowing violation of law and for the payment of dividends is not so eliminated.  The corporation shall advance or reimburse reasonable expenses incurred by an affected officer, director or consultant without regard to the above limitations, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the articles of incorporation.  Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 2.01 of this current report, generally, and the disclosure under the caption "Management's Discussion and Analysis or Plan of Operation" under Item 2.01 of this current report specifically, which are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

On March 11, 2011 the Company issued a $500,000 convertible secured note due January 24, 2012 to COR Capital LLC, as investment advisor on behalf of the COR US Equity Income Fund.  The terms of the convertible note are described under "Management's Discussion and Analysis or Plan of Operations—Liquidity and Capital Resources"  in Item 2.01.

Such securities were not registered under the Securities Act of 1933.  The issuance of the convertible notes  was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to a convertible promissory note and in connection with the merger, on February 11, 2011, we issued 78,240, shares of our common stock to Gretchen Ross at a $3.00 per share conversion price.

Such securities were not registered under the Securities Act of 1933, as amended (the "Securities Act").  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to a convertible promissory note and in connection with the merger, on February 11, 2011, we issued 78,240, shares of our common stock to WB Alta Investments, LLC at a $3.00 per share conversion price.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to convertible promissory notes and in connection with the merger, on February 11, 2011, we issued an aggregate of 133,713, shares of our common stock to Balkan Hellenic Partnership, L.P. at a $3.00 per share conversion price.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to a convertible promissory note and in connection with the merger, on February 11, 2011, we issued 68,366 shares of our common stock to 24W57, LLC at a $3.00 per share conversion price.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In lieu of accrued fees and expense reimbursements aggregating $935,000 with Buffalo Management LLC, on February 11, 2011, we issued 1,516,667 shares of our common stock to Buffalo Management LLC

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 4, 2011, we issued 25,000 shares of our common stock to Lambros Piscopos  in consideration for consulting services.

Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933. These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, this stockholder had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 24, 2011, we issued a senior secured convertible promissory note, in the amount of $2,000,000 to Dr. Richard Merkin.  This note is convertible at the holder’s option into approximately 10,538,583 shares of our common stock at any time, and in any amount, prior to maturity.  The terms of the convertible note are described under "Management's Discussion and Analysis or Plan of Operations—Liquidity and Capital Resources"  in Item 2.01.  As of the time of the merger, accrued interest totaled $9,863.

Such securities were not registered under the Securities Act of 1933.  The issuance of the convertible note  was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to the Amended Investment Banking Engagement Agreement with Spouting Rock Capital Advisors, LLC, (“SRCA”), on January 19, 2011 we issued 75,000 shares of our common stock to SRCA, of which 11,250 shares were allocated to SRCA and 63,750 shares were allocated to Cobrador Capital Advisors in consideration for Investment banking services. Pursuant to this agreement, which amends, restates and supersedes an Investment Banking Engagement Agreement between Prospect and Souting Rock Capital Advisors, LLC dated as of November 4, 2010, Prospect engaged SRCA to provide investment banking and financial advisory services to Prospect with respect to identifying, analyzing, structuring, negotiating and consummating one or several business combination transactions or financing transactions.  Upon execution of the Amended Investment Banking Engagement Agreement, Prospect paid to SRCA $5,000 and issued to SRCA 75,000 shares of its common stock.  Upon the successful closing of a debt financing or equity investment in Prospect arranged by SRCA, Prospect shall pay to SRCA an amount in cash equal to 8% of all funds raised through the sale of equity, convertible instruments and equity linked securities and issue to SRCA a warrant to purchase shares of Prospect's common stock with a value equal to 8% of such funds raised.  The warrants shall be exercisable for two years from the date of issuance on the same terms and conditions applicable to, and with an exercise price per share equal to, the effective per share price paid for a share of Prospect's common stock in connection with the applicable financing.  The term of the agreement expires on October 18, 2011 and may be cancelled at any time by Prospect after the first 60 days.  If at the end of such period negotiations or discussions are in progress for a business combination or financing transaction, the term of the agreement shall be automatically extended on a month-to-month basis until all negotiations or discussions cease.  Nevertheless, either party may terminate the agreement upon 30 days' written notice to the other party after such extension.  After the agreement expires or if Prospect terminates the agreement, SRCA has a right to receive all fees outlined above with respect to any business combination or financing transaction consummated during the 12 months after expiration or termination with certain target companies, acquirers or investors contacted during the term of the agreement.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to a securities purchase agreement, on December 24, 2010, we issued 922,819 shares to Gretchen Ross for a total consideration of $18,456.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to a securities purchase agreement, on December 24, 2010, we issued 922,819 shares to WB Alta Investments, LLC for a total consideration of $18,456.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In connection with the third amended and restated operating agreement with AWP, dated December 10, 2010, we issued 375,000, shares of our common stock to Jonathan Spanier in consideration for consulting services.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to a securities purchase agreement, on November 10, 2010, we issued 343,000 shares to 24W57, LLC for a total consideration of $3,430.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In connection with his appointment to the board of directors, on October 20, 2010, we issued 150,000 shares of our common stock to J. Ari Swiller in consideration for serving as a Director of the Company.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to the employment agreement described in Item 5.02(d), on September 1, 2010, we issued 100,000 shares of our common stock to Jonathan Bloomfield in consideration for serving as Chief Financial Officer.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to the employment agreement described in Item 5.02(d), we issued an aggregate of 750,000 shares of our common stock to Patrick L. Avery, of which 500,000 shares were issued on August 17, 2010 and 250,000 shares were issued on December 1, 2010 in consideration for serving as President and Chief Executive Officer.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Pursuant to securities purchase agreements, on August 5, 2010, we issued an aggregate of 14,225,000 shares to our founding stockholders for a total consideration of $14,225.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.  We did not undertake an offering in which we sold a high number of securities to a high number of investors.  In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 4.01  Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On February 11, 2011, we dismissed Webb & Company P.A., our current auditors due to the merger. The decision to change auditors was approved by the board of directors.

ii.
Webb & Company's reports on our financial statements as of and for the fiscal year ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report contained a going concern qualification as to the ability of us to continue.

iii.
During the registrant' two most recent fiscal years, December 31, 2010 and 2009 and the subsequent period through the date of termination, February 10, 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Webb & Company, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.

iv.
Prospect provided Webb & Company, P.A. with a copy of this current report on Form 8-K and requested that Webb & Company, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the above statements. Prospect has received the requested letter from Webb & Company, P.A., and a copy of such letter is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)         Engagement of New Independent Registered Public Accounting Firm

i.
On February 11, 2011, Prospect’s board of directors engaged Ehrhardt Keefe Steiner & Hottman PC as Prospect’s new independent registered public accounting firm. The decision to engage Ehrhardt Keefe Steiner & Hottman PC was approved by Prospect’s board of directors on February 11, 2010.

ii.
Prior to February 11, 2011, Prospect did not consult with Ehrhardt Keefe Steiner & Hottman PC regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on Prospect’s financial statements, (3) written or oral advice was provided that would be an important factor considered by Prospect in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between Prospect and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant

As explained more fully in Item 2.01, in connection with the merger, effective February 11, 2011, Prospect entered into a cancellation agreement, whereby its pre-merger majority shareholder, Denis M. Snyder, agreed that his 5,000,000 shares would be canceled upon the closing of the merger.  As such, immediately following the closing of the merger, collectively, there was a change of control with no one stockholder owning a majority of our outstanding shares.  The merger was a "stock for stock" merger and no cash consideration was paid.

Reference is made to the disclosures set forth under Item 2.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

In accordance with the agreement and plan of merger, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this current report on Form 8-K, on February 11, 2011 Denis M. Snyder and Joseph E. McMillan resigned as our directors and from all offices of Prospect and Dr. Barry Munitz, Patrick L. Avery and J. Ari Swiller were appointed as our new board of directors with Dr. Barry Munitz serving as chairman of the board of directors.  On that date, Patrick L. Avery was also appointed as our president, chief executive officer, treasurer and secretary and Jonathan Bloomfield was appointed as chief financial officer.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a)
Resignation of Directors

Effective February 11, 2011, Denis M. Snyder and Joseph E. McMillan have agreed to resign as the directors of Prospect.  The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)
Resignation of Officers

Effective February 11, 2011, Denis M. Snyder resigned as president, chief executive officer, chief financial officer, principal accounting officer and treasurer of Prospect.

Effective February 11, 2011, Joseph E. McMillan resigned as secretary of Prospect.

(c)	Appointment of Directors and Officers Effective immediately at the closing date, the following persons were appointed as our directors and officers:

Name (1)	Age	Position
Dr. Barry Munitz	69	Chairman of the Board of Directors
J. Ari Swiller	42	Director
Patrick L. Avery	58	Director, President, CEO, Treasurer and Secretary
Jonathan Bloomfield	37	CFO

(1)  Pursuant to a stockholders agreement, Dr. Richard Merkin is entitled to designate one member of the board of directors for so long as he holds 1,000,000 shares of our common stock or holds the senior secured convertible promissory note described in Section 3.02 of this current report on Form 8-K.  Dr. Merkin has not made a designation as of the date of this Report on Form 8-K.

The business background descriptions of the newly appointed directors and officers are as follows:

Dr. Barry Munitz: Chairman of the Board of Directors. Dr. Munitz joined our board of directors as chairman in August 2010.  He has been Trustee Professor at the California State University, Los Angeles campus since 2006.  Since 2005, Dr. Munitz has chaired California’s P-16 Council, an organization that develops strategies to improve education in the State of California. Dr. Munitz served as President and CEO of the J. Paul Getty Trust from 1997 to 2006 where he was responsible for the two museums (Brentwood and Malibu), the Conservation and Research Institutes, the philanthropic foundation, the investment portfolio, and all education outreach programs. From 1991 to 1997, he served as Chancellor of the California State University (CSU) – a twenty-three campus system which is the largest senior university in the United States.  Prior to that role, Dr. Munitz was vice chairman of the publicly held company (MAXXAM) and president of the private company which was its major stockholder (Federated Development) where he was involved for a decade in their natural resources activity, as well as timber, banking, energy and real estate.  During the past decades, he served as a Trustee of Princeton University, the Seattle Art Museum, and the Courtauld Institute in London, as well as a corporate director at SunAmerica and Kaufman & Broad.  Dr. Munitz currently chairs the board of Sierra Nevada College, is president of the Cotsen Foundation, a governor of the three Eli and Edythe Broad Family Foundations and a corporate director at SallieMae.  Dr. Munitz received a Bachelor’s degree in Classics and Comparative Literature from Brooklyn College, and received a Masters and a Ph.D. from Princeton University.  Dr. Munitz is a fellow of the American Academy of Arts and Sciences and holds honorary degrees from Whittier College, Claremont University, the California State University, the University of Southern California, Notre Dame and the University of Edinburgh.  Dr. Munitz’ experience in senior leadership roles, including CEO positions, in higher education and the non-profit sector, enable him to bring a valuable perspective to our board of directors in its oversight of the Company’s strategy, planning and operations and led our board of directors to conclude that he should serve as a director.

J. Ari Swiller: Director.  Mr. Swiller joined our board of directors in October, 2010.  Mr. Swiller is co-founder of the Renewable Resources Group (RRG).  RRG has developed two million acre-feet (AF) of water projects, 930 megawatts (MW) of renewable energy (220 wind, 710 solar), and marketed hundreds of water rights in nine states.  Currently the firm owns and/or manages more than 100,000 acres of farmland for the purpose of water, renewable energy, and/or carbon development.  Mr. Swiller’s responsibilities include managing all aspects of the business.  Prior to founding RRG, Mr. Swiller was a Principal in The Yucaipa Companies; he served as Vice President of External Affairs at Ralphs Grocery Company (a Yucaipa portfolio company now merged into Kroger) and Executive Director of The Ralphs/Food4Less Foundation. He serves on the board of rfXcel Corporation, which develops supply chain performance improvement software.  Mr. Swiller also serves on the Board of the Los Angeles Conservation Corps and the Miguel Contreras Educational Foundation.  Mr. Swiller earned a B.A. from Cornell University.  Mr. Swiller’s experience in developing energy and natural resource projects, combined with his executive experience as a founder of a start-up company as well as with large organizations, enable him to bring a unique skillset to our board of directors in its oversight of the Company’s strategy, planning and operations and led our board of directors to conclude that he should serve as a director.

Patrick L. Avery:  Director, President, Chief Executive Officer, Treasurer and Secretary.  In August 2010, Mr. Avery joined our board of directors and became our president, chief executive officer, treasurer and secretary.  Mr. Avery has more than 25 years of experience in all phases of industrial businesses. From July 2009 to September 2010, Mr. Avery was vice president of energy and commodities for Broe Company where he managed grain, fuel and fertilizer businesses. From March 2009 to June 2009, Mr. Avery managed his investments.  Mr. Avery served as president of Intrepid Potash from April 2007 to February 2009 where he led all aspects of mining, manufacturing, logistics and sales.  His key efforts at Intrepid Potash included re-vamping older facilities and significant growth in all key operational and sales metrics.  From May 1996 to March 2007, Mr. Avery served in several senior positions at JR Simplot including, SVP, Mining, Manufacturing and Sales, and SVP, Retail Operations. During his time at JR Simplot, Mr. Avery oversaw mining and manufacturing at over 10 complex facilities, and ran logistics and sales functions in facilities spanning 13 western states.  Mr. Avery performed undergraduate studies at the University of Colorado and performed graduate work in engineering from Loyola Marymount University. He received his MBA from the Graziadio School of Business at Pepperdine University. Mr. Avery’s extensive experience with mining, fertilizers and natural resources, particularly his direct experience as a CEO in the potash industry, as well as his significant executive experience provide him with a valuable skillset of benefit to our board of directors in its oversight of the Company’s strategy, planning and operations and led our board of directors to conclude that he should serve as a director.

Jonathan Bloomfield: Chief Financial Officer.  Mr. Bloomfield became our chief financial officer in September, 2010.  Mr. Bloomfield managed his investments from March 2010 to August 2010.  In February 2010, Mr. Bloomfield served as a consultant for a private, Denver-based oil and gas company.  From July 2009 to January 2010, Mr. Bloomfield served as chief financial officer and executive vice president of Teton Energy Corporation where he restructured the company’s balance sheet.  Also while at Teton Energy Corporation, from March 2008 to July 2008, Mr. Bloomfield held the positions of director of strategic planning and manager of financial planning where he performed corporate development activities, including raising capital, evaluating acquisitions and capital budgeting.  From July 2004 to February 2008, Mr. Bloomfield worked at Gunnison Energy Corporation where he served as manager of financial planning analysis and as financial analyst where he led the budgeting and treasury for a start-up oil and gas company.  Prior to Gunnison Energy Corporation, Mr. Bloomfield performed investor relations and corporate finance for Westport Resources Corporation.  He started his career working in South America for Western Geophysical holding international finance and operations roles.  Mr. Bloomfield received his bachelor of science in economics and business in 1996 from the Colorado School of Mines and received his master of finance from the University of Colorado in 2007.

Employment Agreements of the Executive Officers

The employment agreements of Mr. Avery and Mr. Bloomfield are described under Item 2.01 “Directors and Executive Officers Following the Closing of the Merger – Executive Officers and Directors” of this current report on Form 8-K which information is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2011 we amended and restated our articles of incorporation, which are filed as Exhibit 10.8 to this current report on Form 8-K. The principle change was to change our name from Triangle Castings, Inc. to Prospect Global Resources Inc. to better reflect our change in business direction.

On February 11, 2011 we amended and restated our bylaws, which are filed as Exhibit 10.9 to this current report on Form 8-K. The principle changes were to change our name from Triangle Castings, Inc. to Prospect Global Resources Inc. to better reflect our changes in business direction.

Item 5.06  Change in Shell Company Status

As explained more fully in Item 2.01 above, our new board of directors and management believe that we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the closing of this merger. As a result of the merger, natural resources became our main operating business. Consequently, we believe that this has caused us to cease to be a shell company. For information about the merger, please see information set forth above under Item 2.01 of this current report on Form 8-K which information is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)
Financial statements of businesses acquired

The audited Financial Statements of old Prospect Global for the period from inception August 5, 2010 through December 31, 2010 are filed as Exhibit 99.1 to this current report on Form 8-K.

(e)
Pro Forma financial information

The Unaudited Pro Forma Financial information of Prospect and old Prospect Global for the period ended December 31, 2010 related to the acquisition of old Prospect Global are filed as Exhibit 99.2 to this current report on Form 8-K.

(f)	Shell company transactions Not applicable.

(g)	Exhibits

2.1 Agreement and Plan of Merger, dated February 11, 2011*

3.1 Amended and Restated Articles of Incorporation*

3.2 Amended and Restated Bylaws*

4.1 Common Stock Purchase Warrant with Buffalo Management LLC**

4.2 Senior Secured Convertible Promissory Note with Dr. Richard Merkin**

4.3 Registration Rights Agreement with Buffalo Management LLC*

4.4 Registration Rights Agreement with Dr. Richard Merkin dated January 24, 2011*

4.5 Stockholders Agreement dated January 24, 2011*

4.6 Senior Secured Convertible Promissory Note with COR Capital (incorporated herein by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on March 17, 2011)

4.7 Registration Rights Agreement with COR Capital dated March 11, 2011 (incorporated herein by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on March 17, 2011)

10.1 Summary of Material Terms of Oral Consulting Agreement with LDR Solutions LLC*

10.2 Employment Agreement of Patrick L. Avery**

10.3 Employment Agreement of Jonathan Bloomfield**

10.4 Amended and Restated Management Services Agreement with Buffalo Management LLC**

10.5 Amended Investment Banking Engagement Agreement with Spouting Rock Capital Advisors, LLC dated January 19, 2011*

10.6 Side Letter with Buffalo Management LLC**

10.7 Third Amended and Restated AWP Operating Agreement**

10.8 [Reserved]

10.9 [Reserved]

10.10 Note Purchase Agreement with Dr. Richard Merkin dated January 24, 2011**

10.11 Amended and Restated Security Agreement with Dr. Richard Merkin and COR Capital dated March 11, 2011 (incorporated herein by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on March 17, 2011)

10.12 Note Purchase Agreement with COR Capital dated March 11, 2011 (incorporated herein by reference to Exhibit 10.1 to our Report on Form 8-K filed on March 17, 2011)

14.1 Code of Ethics**

16.1 Letter from Webb & Company, P.A**

21.1 List of Subsidiaries*

99.1 Financial Statements for the period from inception (August 5, 2010) through December 31, 2010*

99.2 Unaudited Pro Forma Financial information of Prospect and old Prospect Global for the period ended December 31, 2010*
________________
* Filed herewith.
** Previously filed with Prospect's Current Report on Form 8-K filed on February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Patrick L. Avery
Date: March 31, 2011		President, Chief Executive Officer